Exhibit 10.20

WARRANT AGREEMENT BETWEEN

KANA SOFTWARE, INC

AND

INTERNATIONAL BUSINESS MACHINES CORPORATION

SUMMARY OR TERMS

Mechanics of Issuing Warrant
  Before the Warrant is signed, the following information must be completed: Cover Page (name of issuing company), Page 1 (number of shares; date; name of issuing company), Section 2(b)(ii) (capitalization), Section 8 (Notice), Section 9 (Governing Law), and Signature Page. In the Appendices, the following information must be completed: Appendix A, Page 2 (Purchase Price) and Page 3 (number of Warrant Shares).

Term and Period of Exercisability
  The Warrant is exercisable immediately and expires five years from the date of issuance.

Method of Exercise

  The Warrant may be exercised by payment of the Purchase Price in cash or by a cashless, net-exercise provision.

Registration Rights
  The Holder of the Warrant has certain piggyback registration rights and S-3 registration rights.

Transferability
  Warrant and underlying shares are freely transferable, subject to compliance with applicable securities laws.

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Note: In the event of any inconsistency between (i) the terms and conditions set forth in this Summary of Terms and (ii) the terms and conditions set forth in the remainder of the Warrant Agreement, the terms and conditions set forth in the remainder of the Warrant Agreement shall govern.

Table of Contents

Section

1. Exercise and Expiration of Warrant . . . . . . . . . . . . . . . . .. . . .

2. Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . .

3. Certain Agreements of the Company . . . . . . . . . . . . . . . . . . ..

4. Antidilution Adjustments . . . . . . . . . . . . . . . . . . . . . . . .. . . . .

5. Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . .

6. Mergers; Transfer of Assets . . . . . . . . . . . . . . . . . . . . . .. . . .. .

7. Transfer, Exchange, and Replacement

8. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . .

9. Governing Law, Jurisdiction and Venue . . . . . . . . . . . . . . . . . ..

10. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .

Appendix A -- Definitions

Appendix B -- Common Stock Adjustments

Appendix C -- Registration Rights

STOCK PURCHASE WARRANT

Neither this Warrant nor the Warrant Shares as defined herein have been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. Neither this Warrant nor the Warrant Shares may be sold or transferred in the absence of such registration or any exemption from such registration.

Right to Purchase 230,000 Shares of Common Stock

Dated as of December 10, 2003

Kana Software, Inc., Delaware corporation (the "Company"), grants International Business Machines Corporation, a New York corporation ("IBM" and each of its successors and assigns, a "Holder") a warrant (this "Warrant") to purchase the Warrant Shares at the Purchase Price. Capitalized terms not otherwise defined have the definitions set forth in Appendix A.

1. Exercise and Expiration of Warrant.

(a) This Warrant is immediately exercisable and will expire upon the five year anniversary of the date hereof. "Exercise Period" shall mean the period of time between the date hereof and the expiration of this Warrant in accordance with the terms hereof.

(b) This Warrant may be exercised during the Exercise Period by the Holder, in whole or in part, by delivering this Warrant to the Company with payment of the Purchase Price in U.S. dollars. In lieu of such cash payment, the Holder may also exercise the Warrant by delivery to the Company of a written notice of an election to effect a cashless exercise for Warrant Shares pursuant to this Section 1(b) ("Cashless Exercise"). To effect a Cashless Exercise, the Holder will surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between (i) the then current Market Price of a share of the Common Stock on the date of exercise and (ii) the Purchase Price, and the denominator of which shall be the then current Market Price per share of Common Stock. In the event that this Warrant is not exercised in full immediately prior to the end of the Exercise Period and at such time the then current Market Price of a share of the Common Stock is greater than the Purchase Price, this Warrant shall be deemed automatically exercised as to the remaining Warrant Shares at such time by Cashless Exercise without the delivery of any written notice from the Holder.

(c) Upon exercise of this Warrant, the Company will issue to the Holder (i) a certificate or certificates for the number of full Warrant Shares to which the Holder shall be entitled upon such exercise plus the value of any fractional share to which the Holder would otherwise be entitled, and (ii) in case such exercise is in part only, a new warrant or warrants representing the remaining Warrant Shares.

(d) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered pursuant to Section 1(b).

2. Representations.

(a) By the Holder. The Holder represents and warrants to the Company as follows:

(i) It is an "accredited investor" within the meaning of Rule 501 of the Securities Act. This Warrant is acquired for the Holder's own account for investment purposes and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws. The Holder has no present intention of selling or otherwise disposing of the Warrant or the Warrant Shares in violation of such laws; and

(ii) The Holder has sufficient knowledge and expertise in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company. The Holder understands that this investment involves a high degree of risk and could result in a substantial or complete loss of its investment. The Holder is capable of bearing the economic risks of such investment.

The Holder acknowledges that the Company has indicated that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements thereof, and that the Warrant Shares will bear a legend stating that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.

(b) By the Company. The Company represents and warrants that:

(i) It (A) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (B) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to consummate the transactions contemplated hereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(ii) It has outstanding as of the date hereof but before giving effect to this Warrant, 28,414,274 shares of Common Stock, calculated on a fully diluted basis, giving effect to the conversion of all options, warrants, rights and other securities convertible into, or exchangeable for, Common Stock outstanding as of the date hereof.

(iii) The execution, delivery and performance by the Company of this Warrant (A) has been duly authorized by all necessary corporate action, (B) does not and will not contravene the Company's charter or bylaws or any other organizational document and (C) does not and will not contravene any applicable law or any contractual restriction binding on or otherwise affecting the Company or any of its properties or result in a default under any agreement or instrument to which the Company is a party or by which the Company or its properties may be subject.

(iv) This Warrant has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.

(v) Assuming the accuracy of the representations made by the Holder in Section 2(a) hereof, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary in connection with the execution and delivery by the Company of this Warrant, the issuance by the Company of the Warrant Shares, the consummation of the transactions contemplated hereby, the performance of or compliance with the terms and conditions hereof, or to ensure the legality, validity, and enforceability hereof.

(vi) The Company has reserved solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock to provide for the exercise in full of this Warrant.

(vii) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

3. Certain Agreements of the Company. The Company agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

(b) Authorization and Reservation of Shares. During the Exercise Period, the Company shall have duly authorized a sufficient number of shares of Common Stock, free from preemptive rights and from any other restrictions imposed by the Company without the consent of the Holder, to provide for the exercise in full of this Warrant. The Company shall at all times during the Exercise Period reserve and keep available out of such authorized but unissued shares of Common Stock such number of shares to provide for the exercise in full of this Warrant.

(c) Listing. In connection with the Holder's exercise of Registration Rights hereunder, the Company shall use its commercially reasonable best efforts to promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain such listing for so long as any other shares of Common Stock shall be so listed.

(d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

(e) Successors and Assigns. Except as expressly provided otherwise herein, including without limitation pursuant to Section 6 hereof, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

(f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the Holder of this Warrant upon the exercise hereof under any applicable securities or "blue sky" laws of the states of the United States, and, if such any action is required, shall provide written evidence of any such action so taken to the Holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

(g) Rule 144 Reports. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall take all reasonable actions necessary to enable the Holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

4. Common Stock Adjustments. The Purchase Price and the number of Warrant Shares may be adjusted from time to time as set forth in Appendix B.

5. Registration Rights. The Warrant shall have the Registration Rights set forth in Appendix C. Notwithstanding anything to the contrary contained herein (including in Appendix C), such registration rights shall terminate at any time that Holder is able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act in any three (3) month period.

6. Mergers; Transfer of Assets. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a subdivision or combination as provided for in paragraph (a) of Appendix B), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth herein shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

7. Transfer, Exchange, and Replacement

(a) Transferability.

(i) The Holder covenants not to transfer this Warrant or the Warrant Shares except in compliance with this Section 7(a). Subject to compliance with the transfer restrictions set forth in clause (ii) of this Section 7(a), this Warrant, the Warrant Shares and the rights granted to the Holder hereof (except as otherwise expressly set forth elsewhere in this Warrant (including the appendices hereto)) are freely transferable, in whole or in part, upon surrender of this Warrant, together with an assignment form, at the office or agency of the Company referred to in Section 8 below.

(ii) The Holder shall not effect any transfer except pursuant to a transaction either registered, or exempt from registration, under the Securities Act. Prior to any transfer in reliance upon an exemption from such registration other than Rule 144 of the Securities Act, the Holder shall provide to the Company an opinion letter from counsel to the Holder (which counsel may include in-house counsel), reasonably satisfactory to the Company, opining that such transfer does not require registration under the Securities Act. The transferee, by acceptance of this Warrant, acknowledges that it takes such warrant subject to the terms and conditions hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 8 below, for new warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to this Section 7. In the event of any claim, demand or suit arising out of or with respect to this Warrant, the prevailing party shall be entitled to reasonable costs and attorneys' fees, including any such costs and fees upon appeal.

(e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

8. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company: Kana Software, Inc. 181 Constitution Drive Menlo Park, California 94025 Attention: John Huyett Chief Financial Officer

If to IBM:

International Business Machines Corporation

New Orchard Road

Mail Drop 329

Armonk, New York 10504

Attention:

Vice President, Corporate Development

IBM Credit Corporation

North Castle Drive

Armonk, New York 10504

If to any other Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as any Holder furnishes by notice given in accordance with this Section 8.

9. Governing Law; Jurisdiction and Venue. This Warrant shall be governed by the laws of the State of Delaware, without regard to conflicts or choice of law rules or principles. Each of the Company and the Holder submits to the exclusive jurisdiction and venue of the federal and state courts of New York, County of Westchester, to resolve all issues that may arise out of or relate to this Warrant. The parties waive any right to a jury trial.

10. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and all Holders hereof.

(b) U.S. Dollars. All references in this Warrant to "dollars" or "$" shall mean the U.S. dollar.

(c) Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of Common Stock, as determined in good faith by the Board.

(d) Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(e) Business Day. For purposes of this Warrant, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York, New York or the city and state provided in Section 8 hereof for notices to the Company, are authorized or obligated by law, regulation or executive order to close.

(f) Counterparts. This agreement may be executed in counterparts, and any such executed counterpart shall be, and shall be deemed to be, an original instrument.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it shall be deemed replaced with a valid and enforceable provision, which comes as close as possible to the economic purpose of the invalid, void or unenforceable provision, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(h) Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, including all Holders.

(i) Survival. The representations, warranties and covenants made by the parties hereto shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first written above.

KANA SOFTWARE, INC.

_____________________________________

By: _________________________________

Name: John Huyett

Title: Chief Financial Officer

INTERNATIONAL BUSINESS MACHINES CORPORATION

By: _________________________________

Name:

Title: Director, Business Development

Appendix A -- Definitions

"Affiliate" shall mean any entity directly or indirectly controlled by, controlling or under common control with another entity.

"Board" shall mean the Board of Directors of the Company.

"Cashless Exercise" shall have the meaning specified in Section 1(b) of the Warrant.

"Company" shall have the meaning specified in the initial paragraph of the Warrant.

"Common Stock" shall mean the common shares of the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exercise Period" shall have the meaning specified in Section 1(a) of the Warrant.

"Holder" shall have the meaning specified in the initial paragraph of the Warrant.

"IBM" shall have the meaning specified in the initial paragraph of the Warrant.

"Market Price" shall mean the following: (i) the average of the closing sale prices for the shares of Common Stock as reported on the principal trading exchange or the Nasdaq National Market for the Common Stock for the five (5) consecutive trading days immediately preceding such date, or if no sale price is so reported for such period, the last bid price for such period, or (ii) if the foregoing does not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security on the last trading day immediately preceding such date, or if no sale price is so reported for such security, the average of the last bid and ask price for such security on the last trading day immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of the appraisal to be borne by the Company.

"Person" or "person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, governments, agencies, political subdivisions and other entities.

"Piggyback Registration Right" shall mean a right of the Holder under Appendix C(a).

"Purchase Price" shall mean $5.00 per share of Common Stock, as may be adjusted from time to time pursuant to Appendix B.

"Registrable Securities" shall mean the Warrant Shares issued or issuable with respect to the Warrant.

"Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with the registration provisions of Appendix C herein, including without limitation (i) all fees and expenses of compliance with federal securities and state securities laws; (ii) all U.S. Securities and Exchange Commission (the "SEC") and state securities laws filing fees; (iii) all printing expenses; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of accountants of the Company, but excluding (i) underwriter's discounts relating to securities sold by the Selling Holder; (ii) filings made with the NASD and counsel fees in connection therewith; and (iii) fees and disbursements of counsel for the Selling Holder.

"Registration Rights" shall mean the Piggyback Registration Right and the S-3 Registration Right set forth in Appendix C.

"S-3 Registration Right" shall mean a right of the Holder under Appendix C(b).

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Selling Holder" shall have the meaning specified in Appendix C(c)(ii) of the Warrant.

"Warrant" shall have the meaning specified in the initial paragraph of the Warrant.

"Warrant Shares" shall mean the 230,000 shares of Common Stock issuable upon exercise of the Warrant, as may be adjusted from time to time pursuant to Appendix B.

Appendix B - Common Stock Adjustment Provisions

(a) Purchase Price Adjustments. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.

If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. See also paragraph (b) of this Appendix B ("Adjustment in Number of Warrant Shares").

(b) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(c) Certificate of Adjustment. When any adjustment is required to be made pursuant to this Appendix B, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

(d) Other Notices. In case at any time:

(i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(e) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this Appendix B but not expressly provided for by such provisions, the Company will give notice of such event and make an appropriate adjustment in the Purchase Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

Appendix C -- Registration Rights

(a) Piggyback Registration.

(i) Participation. If the Company elects to file a registration statement under the Securities Act covering the offer and sale of any Common Stock (or equity securities converted into Common Stock) in connection with any public offering (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Company shall give written notice thereof to the Holder at least twenty business days before filing. The Holder shall have a Piggyback Registration Right to participate in such offering on a pro rata basis with the Company and any other Holders upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Holder notifies the Company of its intent to exercise such Piggyback Registration Right, subject to (a)(ii) below, the Company shall include in such registration statement such number of shares of Registrable Securities as requested by the Holder. Such Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

(ii) Underwriters' Cutback. If, in the opinion of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and other Common Stock requested to be registered would be inappropriate, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company shall be included, and (2) second, any other Common Stock required to be included pursuant to any demand registration right granted to such other holder of Common Stock shall be included, and (3) third Registrable Securities and any other Common Stock requested to be included, on a pro rata basis (based upon the number of registrable securities owned by the Holder and the holders of Common Stock requesting participation in the offering), shall be included.

(iii) Registrant Controls. The Company may decline to file a registration statement after giving notice to the Holder, or withdraw a registration statement after filing and after such notice, but prior to the effectiveness thereof, provided that such registrant shall promptly notify the Holder in writing of any such action and provided further that such registrant shall bear all reasonable expenses incurred by the Holder of Registrable Securities or otherwise in connection with such withdrawn registration statement.

(iv) Underwriting Agreement. In connection with any registration under this Section (a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Holder accepts the terms of the underwriting as determined by the underwriters selected by the Company (provided that such terms must be consistent with this Agreement and provided, further, that any inability of the Holder to agree with the underwriters shall not restrict the ability of the Company to proceed with the registration).

(b) Registration on Form S-3.

(i) The Company will use its commercially reasonable best efforts to become or remain entitled to use Form S-3 (or any successor form) for the registration of an offering of the Company's securities during the period in which the Holder has Registration Rights hereunder. Subject to the provisions of this paragraph (b), if the Holder requests that the Company file a registration statement on Form S-3 (or any successor form) for a public offering of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its commercially reasonable best efforts to cause such Registrable Securities to be registered for the offering on such form and, if required, to cause such Registrable Securities to be qualified for offer and sale in such jurisdictions as the Holder may reasonably request; provided, however, that (1) the Company shall not be required to effect more than one such registration at the request of the Holder, (2) the Company shall not be obligated to effect any registration, qualification or compliance pursuant to this paragraph in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, and (3) if the Company shall furnish to the Holder a certificate signed by the President of Chief Executive Officer of the Company stating in that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the Company to cause such Registrable Securities to be registered for the offering at such time, then the Company shall have the right to defer the filing of the registration statement on Form S-3 no more than once during any 12 month period for a period of not more than 120 days after receipt of such request by the Holder. If the Company is required to effect the registration of any Registrable Securities hereunder, the Company shall prepare and file any amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities for a period not to exceed 90 days, as requested by the Holder.

(ii) Notwithstanding anything to the contrary herein, the Company shall not be obligated to take any action pursuant to this paragraph (b) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days following the effective date of, a Company-initiated registration statement that is subject to paragraph (a) of this Appendix C, provided that the Company is actively employing in good faith all reasonable effort to cause such registration statement to become effective.

(iii) Subject to paragraph (b)(iv) below, in the event of (1) any request by the SEC or any other federal or state governmental authority for amendments to the registration statement on Form S-3 filed under this paragraph (b) or amendments or supplements to the related prospectus or for additional information during the period of effectiveness of the registration statement on Form S-3 for such offering contemplated by paragraph (b)(i) above; (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement on Form S-3 or the initiation of any proceedings for that purpose; (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (4) any event or circumstance which in the good faith judgment of the Company's Board of Directors would necessitate the making of any changes in such registration statement on Form S-3 or the associated prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to such registration statement (a "Suspension") until the Holder has received copies of a supplemented or amended associated prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use commercially reasonable best efforts to cause the use of the prospectus so suspended to be resumed as expeditiously as practicable after the delivery of a Suspension Notice to the Purchaser.

(iv) Notwithstanding the foregoing paragraph (b)(iii), Holder shall not be prohibited from selling Registrable Securities under such registration statement as a result of Suspensions on more than two occasions of not more than 30 days in any 12-month period.

(c) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless any Holder of Registrable Securities which has included Registrable Securities in a registration statement, its officers, directors and agents and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder of the Registrable Securities or on such Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Holder of such Registrable Securities to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

(ii) Indemnification by the Holder of Registrable Securities. The Holder of Registrable Securities, to the extent it is selling Registrable Securities ("Selling Holder"), agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to, and to the extent that, information furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or final prospectus relating to the Registrable Securities (or any amendment or supplement thereto, or any preliminary prospectus) which contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything to the contrary contained herein, the liability of the Holder hereunder shall not exceed the net proceeds received by the Holder for Holder's sale of the shares of Registrable Securities in such public offering.

(d) Contribution. If the indemnification provided for in this Appendix C is unavailable to the Company, the Selling Holder or, if applicable, the underwriters, in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) with respect to an underwritten public offering, as between the Company and the Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. For an underwritten public offering, the relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering in which Holder participates are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(e) Registration Expenses and Enforcement.

(i) Registrations Rights. The Company shall bear all Registration Expenses incurred in connection with the Piggyback Registration Right and the S- 3 Registration Right.

(ii) Expenses of Registrant. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Company.

(iii) Enforcement of Registration Rights. Notwithstanding anything to the contrary contained herein, the Company hereby agrees that the Holder shall be entitled to specific performance of the registration rights hereunder, and that the Company shall pay any expenses, including without limitation attorneys' fees, in connection with the enforcement by the Holder of such specific performance.

(f) Assignment of Registration Rights. Any of the rights of Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to any transferee of all or any portion of the Warrant or the Registrable Securities, provided that (x) the Piggyback Registration Right set forth under paragraph (a) above may be assigned by the Holder only to any transferee of the Warrant or the Registrable Securities that acquires a portion of the Warrant representing the right to acquire at least 50,000 shares of the Warrant Shares, or, in the case of the Registrable Securities, at least 50,000 shares of the Warrant Shares, in each case as may be adjusted from time to time pursuant to Appendix B, and (y) the S-3 Registration Right set forth under paragraph (b) above may not be assigned by the Holder except to a transferee of the Warrant or the Registrable Securities that is an affiliate (within the meaning of Rule 501 under the Securities Act) of the Holder, provided, further, that, in each case: (i) the Holder agrees in writing with the transferee or assignee to assign such Registration Rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) prior to such assignment, the Company is furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, and a written acknowledgment by the transferee or assignee that such registration rights are subject to the terms and conditions hereof, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Warrant. The transferee, by acceptance of the transfer of any registration rights hereunder, acknowledges that it takes such rights subject to the terms and conditions hereof. Upon any transfer of less than all of its Registrable Securities, the Holder retains registration rights with respect to Registrable Securities held by it.